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                                                                       Exhibit 1

                                Joint Filing Agreement
                                ----------------------

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of any and all amendments to their statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Regent Communications, Inc. and that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this agreement this 4th day of March, 1999.

WALLER-SUTTON MEDIA PARTNERS, L.P.

By:  Waller-Sutton Media, L.L.C., its
     general partner

     By: /s/ Cathy M. Brienza
        ---------------------------------
        Name: Cathy M. Brienza
        Title: Vice President

WALLER-SUTTON MEDIA, L.L.C.

     By: /s/ Cathy M. Brienza
        ---------------------------------
        Name: Cathy M. Brienza
        Title: Vice President